Exhibit 10(s)

REGULATORY AGREEMENT TO:
MULTIFAMILY HOUSING PROJECTS
___________________________________________________________________
Under Sections 207, 220, 221(d)(4), 231 and 232, Except Nonprofits
___________________________________________________________________
Project No.: 053-11099

Mortgagee:  REILLY MORTGAGE GROUP, INC.

Amount of Mortgage Note:  $3,230,000.00            Date: 11/22/95

Mortgage:  Recorded: 11/28/95               State: North Carolina
County:    Mecklenburg    Date:  11/28/95  Book: 8375   Page: 470

         Originally endorsed for insurance under Section 207 pursuant to
                      223(f) of the National Housing Act.

         This Agreement entered into this 22nd day of November, 1995, between BASS REAL ESTATE FUND-84, A NORTH CAROLINA LIMITED
PARTNERSHIP whose address is 4000 PARK ROAD, CHARLOTTE, NORTH
CAROLINA 28209, their successors, heirs, and assigns jointly and severally, hereunder referred to as Owners and the undersigned
Secretary of Housing and Urban Development and his successors thereinafter referred to as Secretary.

         In consideration of the endorsement for insurance by the Secretary of the above described note or in consideration of the consent of the Secretary to the transfer of the mortgaged property or the sale and conveyance of the mortgaged property by the Secretary, and in order to comply with the requirements of the National Housing Act, as amended, and the Regulations adopted by the Secretary pursuant thereto. Owners agree for themselves, their successors, heirs and assigns, that in connection with the mortgaged property and the project operated thereon and so long as the contract of mortgage insurance continues in effect, and during such further period of time as the Secretary shall be the owner, holder or reinsurer of the mortgage, or during any time the Secretary is obligated to insure a mortgage on the mortgage property:

         1. Owners, except as limited by paragraph 17 hereof, assume and agree to make promptly all payments due under the note and mortgage.

         2. (a) Owners shall establish or continue to maintain a reserve fund for replacements by the allocation to such reserve fund in a separate account with the mortgagee or in a safe and responsible depository designated by the mortgagee, concurrently with the beginning of payments towards amortization of the principal of the mortgage insured or held by the Secretary of an amount equal to $1,702.42* per month unless a different date or amount is approved in writing by the Secretary. *An initial deposit of $267,038 has been made to the reserve fund for replacement.
Such fund, whether in the form of a cash deposit or invested in

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obligations of, or fully guaranteed as to principal by, the United
States of America shall at all times be under the control of the mortgagee. Disbursements from such fund, whether for the purpose of effecting replacement of structural elements and mechanical equipment of the project or for any other purpose, may be made only after receiving the consent in writing of the Secretary. In the event that the owner is unable to make a mortgage note payment on the due date and that payment cannot be made prior to the due day of the next such installment or when the mortgagee has agreed to forgo making an election to assign the mortgage to the Secretary based on a monetary default, or to withdraw an election already made, the Secretary is authorized to instruct the mortgagee to withdraw funds from the reserve fund for replacements to be applied to the mortgage payment in order to prevent or cure the default.
In addition, in the event of a default in the terms of the mortgage, pursuant to which the loan has been accelerated, the Secretary may apply or authorize the application of the balance in such fund to the amount due on the mortgage debt as accelerated.

                  (b) Where Owners are acquiring a project already subject to an insured mortgage, the reserve fund for replacements to be established will be equal to the amount due to be in such fund under existing agreements or charter provisions at the time Owners acquire such project and payments hereunder shall begin with the first payment due on the mortgage after acquisition, unless some other method of establishing and maintaining the fund is approved in writing by the Secretary.

         3. Real property covered by the mortgage and this agreement described in Exhibit A attached hereto.

(This paragraph 4 is not applicable to cases insured under Section 232).

         4.       (a)      Owners shall make dwelling accommodation and service
of the project available to occupants at charges not exceeding those established in accordance with a rental schedule approved in writing by the Secretary, for any project subject to regulation of rent by the Secretary. Accommodations shall not be rented for a period of less then thirty (30) days, or, unless the mortgage is insured under Section 231, for more than three years. Commercial facilities shall be rented for such use and upon such terms as approved by the Secretary Subleasing of dwelling accommodations, except for sublease of single dwelling accommodations by the tenant thereof, shall be prohibited without prior written approval of Owner and the Secretary and any lease shall so provide. Upon discovery of any unapproved sublease. Owners shall immediately demand cancellation and notify the Secretary thereof.

                  (b) Upon prior written approval by the Secretary, Owner may charge to and receive from any tenant such amounts from time to time may be mutually agreed upon between tenant and the Owners for any facilities and or services which may be furnished by the Owners or others to such tenant upon his request, in addition to the facilities and services included in the approved rental schedule.

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Approval charges for facilities and services is not required for any project not subject to regulation of rent by the Secretary.

                  (c) For any project subject to regulation of rent by the Secretary, the Secretary will at any time entertain a written request for a rent increase properly reported by substantiating evidence and within a reasonable time shall

                        (i) Approve a rental schedule that is necessary to compensate for any net increase, occurring since the last approved rental schedule in taxes (other than income taxes) and operating and maintenance cost over which Owners have no effective control or;

                        (ii)     Deny the increase stating the reasons
                                 therefor.

         5.       (a)      If the mortgage is originally a Secretary-held
purchase money mortgage, or is originally endorsed for insurance under any Section other than Sections 231 or 232 and is not designed primarily for occupancy by elderly persons. Owners shall not in selecting tenants discriminate against any person or persons by reason of the fact that there are children in the family.

                  (b) through (c) MARKED THROUGH COMPLETELY.

                  (d) All advertising or efforts to rent a project insured under Section 231 shall reflect a bona fide effort of the Owners to obtain occupancy by elderly persons.

         6. Owners shall not without the prior written approval of the Secretary:

                  (a) Convey, transfer, or encumber any of the mortgaged property, or permit the conveyance, transfer or encumbrance of such property.

                  (b) Assign, transfer, dispose of, or encumber any personal property of the project, including rents, or pay out any funds expect from surplus cash, except for reasonable operating expenses and necessary repairs.

                  (c) Convey, assign, or transfer any beneficial interest in any trust holding title to the property, or the interest of any general partner in a partnership owning the property, or any right to manage or receive the rents and profits from the mortgaged property.

                  (d) Remodel, add to, reconstruct, or demolish any part of the mortgaged property or subtract from any real or personal property of the project.

                  (e) Make, or receive and retain, any distribution or ___________ any income of any kind of the project except surplus cash and except on the following conditions:

                        (1) All distributions shall be made only as of and after the end of a semiannual or annual fiscal period, and only as permitted by the law of the applicable jurisdiction;

                        (2) No distribution shall be made from borrowed funds prior to the completion of the project or when there is any default under this Agreement or under the note or mortgage;

                        (3) Any distribution of any funds of the project, which the party receiving such funds is not entitled to retain hereunder, shall be held in trust separate and apart from any other funds; and

                        (4) There shall have been compliance with all outstanding notices of requirements for proper maintenance of the project.

                  (f) Engage, except for natural persons, in any other business or activity, including the operation of any other rental project, or incur any liability or obligation not in connection with the project.

                  (g) Require, as a condition of the occupancy or leasing of any unit in the project, any consideration or deposit other than the prepayment of the first month's rent plus a security deposit in an amount not in excess of one month's rent to guarantee the performance of the covenants of the lease. Any funds collected as security deposits shall be kept separate and apart from all other funds of the project in a trust account in the amount of which shall at all times equal or exceed the aggregate of all outstanding obligations under said account.

                  (h) Permit the use of the dwelling accommodations or nursing facilities of the project for any purpose except the use which was originally intended, or permit commercial use greater than that originally approved by the Secretary.

         7. Owners shall maintain the mortgaged premises, accommodations and the grounds and equipment appurtenant thereto, in good repair and condition. In the event all or any of the buildings covered by the mortgage shall be destroyed or damaged by fire or other casualty, the money derived from any insurance on the property shall be applied in accordance with the terms of the mortgage.

         8. Owners shall not file any petition in bankruptcy or for a receiver or in insolvency or for reorganization or composition, or make any assignment for the benefit of creditors or to a trustee for creditors, or permit an adjudication in bankruptcy or the taking possession of the mortgaged property or any part thereof by a receiver or the seizure and sale of the mortgaged property or any part thereof under judicial process or pursuant to any power of sale, and fail to have such adverse actions set aside within forty-five (45) days.

         9.       (a)      Any management contract entered into by Owners or
____ of them involving the project shall contain a provision that in the event of default hereunder, it shall be subject to termination without penalty upon written request by the Secretary.
Upon such request Owners shall immediately arrange to terminate the contract within a period of not more than thirty (30) days and shall make arrangements satisfactory to the Secretary for continuing proper management of the project.

                  (b) Payment for services, supplies, or materials shall not exceed the amount ordinarily paid for such services, supplies, or materials in the area where the service are _____ or the supplies or materials furnished.

                  (c) The mortgaged property, equipment, buildings, plans, offices, apparatus, devices, books, contracts, records, documents, and other papers relating thereto shall at all times be maintained in reasonable condition for proper audit and subject to examination and inspection at any reasonable time by the Secretary of his duly authorized agents. Owners shall keep copies of all written contracts or other instruments which affect the mortgaged property, all or any of which may be subject to inspection and examination by the Secretary or his duly authorized agents.

                  (d) The books and accounts of the operations of the mortgaged property and of the project shall be kept in accordance with the requirements of the Secretary.

                  (e) Within sixty (60) days following the end of each fiscal year the Secretary shall be furnished with a complete annual financial report based upon an examination of the books and records of mortgagor prepared in accordance with the requirements of the Secretary, prepared and certified to by an officer or responsible
Owner and, when required by the Secretary, prepared and certified by a Certified Public Accountant, or other person acceptable to the Secretary.

                  (f) At request of the Secretary, his agents, employees, or attorneys, the Owners shall furnish monthly occupancy reports and shall give specific answers to questions upon which information is desired from time to time relative to income, assets, liabilities, contracts, operation, and condition of the property and the status of the insured mortgage.

                  (g) All rents and other receipts of the project shall be deposited in the name of the project in a financial institution, whose deposits are insured by an agency of the Federal Government.
Such funds shall be withdrawn only in accordance with the provisions of this Agreement for expenses of the project or for distributions of surplus cash as permitted by paragraph 6(e) above.
Any Owner receiving funds of the project other than by such distribution of surplus cash shall immediately deposit such funds in the project bank account and failing so to do in violation of this Agreement shall hold such funds in trust. Any Owner receiving property of the project in violation of this Agreement shall hold such funds in trust. At such time as the Owners shall have lost control and/or possession of the project, all funds held in trust shall be delivered to the mortgagee to the extent that the mortgage indebtedness has not been satisfied.

         10. Owners will comply with the provisions of any Federal, State, or local law prohibiting discrimination in housing on the grounds of race, color, religion or creed, sex, or national origin, including Title VIII of the Civil Rights Act of 1968 (Public Law
90-284; 82 Stat. 73), as amended. Executive Order 11063, and all requirements imposed by or pursuant to the regulations of the Department of Housing and Urban Development implementing these authorities including 24 CFR Parts 100, 107 and 110, and Subparts
1 and M of Part 200).

         11. Upon a violation of any of the above provisions of this Agreement by Owners, the Secretary may give written notice thereof to Owners by registered or certified mail, addressed to the addresses stated in this Agreement or such other addresses as may subsequently, upon appropriate written notice thereof to the Secretary, be designated by the Owners as their legal business address. If such violation is not corrected to the satisfaction of the Secretary within thirty (30) days after the date such notice is mailed or within such further time as the Secretary determines is necessary to correct the violation without further notice the Secretary may declare a default under this Agreement effective on the date of such declaration of default and upon such default the Secretary may:

               (a)      (i)      If the Secretary holds the note - declare the
                                 whole of said indebtedness immediately due and payable and then proceed with the foreclosure of the mortgage;

                        (ii) If said note is not held by the Secretary - notify the holder of the note of such default and request holder to declare a default under the note and mortgage and holder after receiving such notice and request, but not otherwise, at its option, may declare the whole indebtedness due and thereupon proceed with foreclosure of the mortgage or assign the note and mortgage to the Secretary as provided in the Regulations;

                  (b) Collect all rents and charges in connection with the operation of the project and use such collections to pay the Owners' obligations under this Agreement and under the note and mortgage and the necessary expenses of preserving the property and operating the project.

                  (c) Take possession of the project, bring any action necessary to enforce any rights of the Owners growing out of the project operation and operate the project in accordance with the terms of this Agreement until such time as the Secretary in his discretion determines that the Owners are again in a position to operate the project in accordance with the terms of this Agreement and in compliance with the requirements of the note and mortgage.

                  (d) Apply to any court, State or Federal, for specific performance of this Agreement for an injunction against any violation of the Agreement for the appointment of a receiver to take over and operate the project in accordance with the terms of the Agreement, or for such other relief as may be appropriate since the injury to the Secretary arising from a default under any of the terms of this Agreement would be irreparable and the amount of damage would be difficult to ascertain.

         12. As security for the payment due under this Agreement to the reserve fund for replacements, and to secure the Secretary because of his liability under the endorsement of the note for insurance, and as security for the other obligations under this Agreement, the Owners respectively assign, pledge and manage to the Secretary their rights to the rents, profits, income and charges of whatsoever sort which they may receive or be entitled to receive from the operation of the mortgaged property, subject, however, to any assignment of rents in the insured mortgage referred to herein.
Until a default is declared under this Agreement, however, permission is granted to Owners to collect and retain under the provisions of this Agreement such rents, profits, income and charges, but upon default this permission is terminated as to all rents due or collected thereafter.

         13.      As used in this Agreement the term:

                  (a) "Mortgage" includes "Deed of Trust", "Chattel Mortgage", "Security Instrument", and any other security for the note identified herein, and endorsed for insurance or held by the Secretary;

                  (b) "Mortgagee" refers to the holder of the mortgage identified herein, its successors and assigns;

                  (c) "Owners" refers to the persons named in the first paragraph hereof and designated as Owners, their successors, heirs and assigns;

                  (d) "Mortgaged Property" includes all property, real, personal or mixed, covered by the mortgage or mortgages securing the note endorsed for insurance or held by the Secretary;

                  (e) "Project" includes the mortgaged property and all its other assets of whatsoever nature or wheresoever situate, used in or owned by the business conducted on said mortgaged property, which business is providing housing and other activities as are incidental thereto;

                  (f)      "Surplus Cash" means any cash remaining after:

                           (1)      the payment of:

                               (i) All sums due or currently required to be paid under the terms of any mortgage or note insured or held by the Secretary;

                               (ii) All amounts required to be deposited in the reserve fund for replacements;

                              (iii) All obligations of the project other than the insured mortgage unless funds for payment are set aside or deferment of payment has been approved by the Secretary; and

                           (2)      the segregation of:

                               (i) An amount equal to the aggregate of all special funds required to be maintained by the project: and

                               (ii)    All tenant security deposits held.

                  (g) "Distribution" means any withdrawal or taking of cash or any assets of the project, including the segregation of cash or assets for subsequent withdrawal within the limitations of Paragraph 6(e) hereof, and excluding payment for reasonable expenses incident to the operation and maintenance of the project.

                  (h) "Default" means a default declared by the Secretary when a violation of this Agreement ______________ satisfaction within the time allowed by this Agreement of such further time as may be allowed by the Secretary after written notice.

                  (i) "Section" refers to a Section of the National Housing Act, as amended.

                  (j) "Displaced persons or families" shall mean a family or families, or a person, displaced from an urban renewal area or as the result of government action, or as a result of a major disaster as determined by the President pursuant to the Disaster
Relief Act of 1970.

                  (k) "Elderly person" means any person, married or single, who is sixty-two years of age or over.

         14. This instrument shall bind, and the benefits shall inure to the respective Owners, their heirs, legal representatives, executors, administrators, successors in office or interest, and assigns, and to the Secretary and his successors so long as the contract of mortgage insurance continues in effect, and during such further time as the Secretary shall be the owner, holder, or reinsurer of the mortgage, or obligated to reinsure the mortgage.

         15. Owners warrant that they have not, and will not, execute any other agreement with provisions contradictory of, or in opposition to, the provisions hereof, and that, in any event, the requirements of this Agreement are paramount and controlling as to the rights and obligations set forth and supersede any other requirements in conflict therewith.

         16. The invalidity of any clause, part or provision of this Agreement shall not affect the validity or the remaining portions thereof.

         17. The following Owners: Bass Real Estate Fund-84, A North Carolina Limited Partnership and all present and future general and limited partners thereof do not assume personal liability for payments due under the note and mortgage, or for the payments to the reserve for replacements, or for matters not under their control, provided that said Owners shall remain liable under this Agreement only with respect to the matters hereinafter stated;
namely:

                  (a) for funds or property of the project coming into their hands which, by the provisions hereof, they are note entitled to retain; and

                  (b) for their own acts and deeds or acts and deeds of others which they have authorized in violation of the provisions hereof.

   (To be executed with formalities for recording a deed to real estate)

         In witness whereof, the owner has caused these presents to be signed under seal the day and year written above.


                                    OWNER:
                                    BASS REAL ESTATE FUND-84, A NORTH   [SEAL]
                                    CAROLINA LIMITED PARTNERSHIP

[CORPORATE SEAL]                    By:  Marion Bass Real Estate Group, Inc.
                                         Managing General Partner
ATTEST:

__________________                          By:________________________________
Secretary                                       Ronald L. Paschal
                                                Vice President


                                    November 22, 1995

                                    SECRETARY OF HOUSING AND URBAN
                                    DEVELOPMENT

                                    By:___________________________ [SEAL]
                                       Authorized Agent


                                    November 22, 1995

                                                  ACKNOWLEDGMENT

STATE OF NORTH CAROLINA     ]
                            ] ss
COUNTY OF MECKLENBURG       ]

         On this 22nd day of November personally came before me J. MICHAEL NEESE, a Notary Public of the County of Mecklenburg, State of North Carolina, Ronald L. Paschal, who, being by me duly sworn, says that he is Vice President of Marion Bass Real Estate Group, Inc., a corporation, Managing General Partner of BASS REAL ESTATE FUND-84, A NORTH CAROLINA LIMITED PARTNERSHIP, and that the seal affixed to the foregoing instrument is the corporate seal of said Managing General Partner and that said instrument was signed and sealed by him for and on behalf of said Limited Partnership by authority duly given by said Managing General Partner. And said Vice President acknowledged said instrument to be the act and deed of said Limited Partnership

         Witness my hand and official seal.

                                                     _______________________
                                                         Notary Public
[SEAL]

My Commission expires: 5-18-99

STATE OF NORTH CAROLINA        ]
                               ] ss
COUNTY OF GUILFORD             ]

         On this 22nd day of November, 1995 before me personally appeared DON MCCARLES, JR. to me personally known, who, being by me duly sworn, did say that he/she is the authorized agent of the Secretary of Housing and Urban Development, which executed the foregoing instrument, and that said instrument was signed and sealed in behalf of said Secretary of Housing and Urban Development the day and year first above written.

         IN WITNESS WHEREOF I hereunto set my hand and official seal.


                                             ______________________________
                                                    Notary Public
                                                     RUTH SHORT
                                                    NOTARY PUBLIC
                                                 GUILFORD COUNTY, NC

[SEAL]


My Commission Expires: 10-5-97

                                                      THE CHASE

                                                     EXHIBIT A

         BEGINNING at a new iron pin located at the northeasterly intersection of Shenandoah Avenue (a 60-foot public right-of-way) and Rockway Drive (a 30-foot public right-of-way); thence with the easterly margin of Shenandoah Avenue N. 52-52-15 W. 145.46 feet to a new iron pin located in the easterly margin of Independence Boulevard (variable width public right-of-way); thence with the easterly margin of said Independence Boulevard N. 26-44-22 W. 39.46 feet to a new iron pin; thence N. 23-03-35 W. 189.54 feet to a point in Briar Creek; thence with Briar Creek the following five
(5) courses and distances: (1) N. 17-30-00 E. 64.65 feet to a point, (2) N. 07-00-00 W. 120.00 feet to a point, (3) N. 09-00-00
E. 110.00 feet to a point, (4) N. 22-30-00 E. 270.00 feet to a point, (5) N. 52-25-56 E. 91.35 feet to a point located in the southwesterly margin of Commonwealth Avenue (a 60-foot public right-of-way); thence with the southwesterly margin of said Commonwealth Avenue S. 52-52-15 E. 487.07 feet to an existing iron pin at the northeasternmost corner of the E.T. Mangum property (now or formerly); thence with the line of said E.T. Mangum property the following two (2) courses and distances: (1) S. 37-01-37 W. 299.98 feet to an existing iron pin, (2) S. 52.51.12 E. 60.12 feet to a new iron pin in the westerly margin of the right-of-way of the above-referenced Rockway Drive; thence with the westerly margin of said Rockway Drive S. 37-16-58 W. 405.00 feet to the POINT AND PLACE OF BEGINNING, containing approximately 6.9465 acres according to survey for Bass Real Estate Fund-84, a North Carolina limited partnership re: The Chase prepared by R.B. Pharr & Associates, P.A., dated October 18, 1995.